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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          LASALLE RE HOLDINGS LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               BERMUDA                               NOT APPLICABLE
       (STATE OF ORGANIZATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

          25 CHURCH STREET                           NOT APPLICABLE
          P.O. BOX HM 1502                             (ZIP CODE)
       HAMILTON HM FX BERMUDA
   (ADDRESS OF PRINCIPAL EXECUTIVE
              OFFICES)

     IF THIS FORM RELATES TO THE               IF THIS FORM RELATES TO THE
   REGISTRATION OF A CLASS OF DEBT           REGISTRATION OF A CLASS OF DEBT
  SECURITIES AND IS EFFECTIVE UPON             SECURITIES AND IS TO BECOME
     FILING PURSUANT TO GENERAL             EFFECTIVE SIMULTANEOUSLY WITH THE
INSTRUCTION A(C)(1) PLEASE CHECK THE          EFFECTIVENESS OF A CONCURRENT
         FOLLOWING BOX. [_]                 REGISTRATION STATEMENT UNDER THE
                                           SECURITIES ACT OF 1933 PURSUANT TO
                                           GENERAL INSTRUCTION A(C)(2) PLEASE
                                              CHECK THE FOLLOWING BOX. [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

                 TITLE OF EACH CLASS             NAME OF EACH EXCHANGE ON WHICH
                 TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
                 -------------------             ------------------------------
      Series A Preferred Shares ($1.00 par val-     New York Stock Exchange
       ue)

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  A complete description of the Series A Preferred Shares, par value $1.00 per share (the "Series A Preferred Shares") is contained under the caption "DESCRIPTION OF SERIES A PREFERRED SHARES" in the Prospectus forming a part of the Form S-3 Registration Statement, as amended (File No. 333-23273), of LaSalle Re Holdings Limited (the "Company"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.*

  The following exhibits are filed with the New York Stock Exchange, Inc.:

     EXHIBIT
     NUMBER      EXHIBIT
     -------     -------
      1.1        Annual Report on Form 10-K of the Company for the fiscal year ended
                 September 30, 1996.
      2.1        Quarterly Report on Form 10-Q of the Company for the quarter ended
                 December 31, 1996.
      3.1        Proxy Statement of the Company dated January 14, 1997.
      4.1        Memorandum of Association of the Company.
      4.2        By-Laws of the Company.
      4.3        Form of Certificate of Designation, Preferences and Rights of Series A
                 Preferred Shares of the Company.
      5.1        Form of Stock Certificate for Series A Preferred Shares of the Company.
      6.1        Annual Report to Shareholders of the Company for the fiscal year ended
                 September 30, 1996.


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*  Pursuant to Instruction II to Form 8-A, the referenced exhibits have been filed with the Registration Statement on Form 8-A filed with the New York Stock Exchange, Inc., but shall not be deemed to be filed with or incorporated by reference in copies of this Form 8-A filed with the Commission.
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LaSalle RE Holdings Limited

                                             /s/ Andrew Cook
                                          By:__________________________________
                                             Andrew Cook
                                             Chief Financial Officer and
                                              Treasurer

Date: March 19, 1997